Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

   513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

MACY’S, INC. REPORTS EARNINGS OF 67 CENTS PER DILUTED SHARE FOR THE SECOND QUARTER, AN INCREASE OF 22%

Company raises earnings guidance for fiscal 2012 to $3.30 to $3.35 per diluted share

CINCINNATI, Ohio, August 8, 2012 – Macy’s, Inc. today reported earnings of 67 cents per diluted share for the second quarter of 2012, ended July 28, 2012. This represents a 22 percent increase in earnings per share from earnings of 55 cents per diluted share in the second quarter of 2011.

Macy’s, Inc.’s diluted earnings per share in the first half were $1.09, an increase of 27 percent compared with earnings of 86 cents per share in the first half of 2011.

“We were pleased with our spring season results, and they came on top of exceptionally strong spring season performances in each of the past two years. This indicates that our business continues to have forward momentum, even with challenges that include a soft economy, lower spending by international tourists, and temporary disruptions associated with the major remodeling of our Herald Square flagship store in New York City which was initiated in March,” said Terry J. Lundgren, Macy’s, Inc. chairman, president and chief executive officer. “In response to these challenges, we have stayed very firmly focused on driving profitable sales growth while running the business with discipline to maintain margins and manage expenses.

“We are entering the fall season with optimism about our ability to grow sales and capture market share, especially in the holiday season when shoppers naturally turn first to Macy’s and Bloomingdale’s. The direction of the overall economy is outside of our control, so we will concentrate on what our company does best.  We look forward to maintaining our holiday traditions, such as the Macy’s Thanksgiving Day Parade, to help our country, our customers and our employees celebrate with family and friends. We feel good about our very strong brand-driven merchandise assortment for gift-giving and self-purchase this fall, as well as the creative and compelling marketing programs that will drive consumer interest and traffic in stores and online. Meanwhile, we will continue to maintain our expense discipline, especially in those areas that are not readily apparent to the customer,” Lundgren said. “In the fourth quarter, we will take a scheduled break in the multi-year Herald Square remodeling project so that customer shopping patterns are uninterrupted during the holiday season. We expect all of our first- and second-floor selling space at Herald Square to be fully reopened over the next 90 days, including the world’s largest women’s shoe department, which opens partially this month and will continue in stages in the months ahead.”

Sales

Sales in the second quarter totaled $6.118 billion, up 3.0 percent from total sales of $5.939 billion in the second quarter of 2011. On a same-store basis, Macy’s, Inc.’s second quarter sales were up 3.0 percent in 2012 as compared to the second quarter of 2011.

For the year to date, Macy’s, Inc. sales totaled $12.261 billion, up 3.7 percent from total sales of $11.828 billion in the first 26 weeks of 2011. On a same-store basis, Macy’s, Inc.’s first half sales were up 3.7 percent in 2012 as compared to the first half of 2011.

Online sales (macys.com and bloomingdales.com combined) were up 36.1 percent in the second quarter and 34.8 percent in the first half of 2012. Online sales positively affected the company’s same-store sales by 1.7 percentage points in the second quarter and 1.6 percentage points in the year to date. Online sales are included in the same-store sales calculation for Macy's, Inc.

In the second quarter, the company opened two new Bloomingdale’s Outlet stores. In the first half, two new Macy’s stores also opened in the Milwaukee and Salt Lake City markets. In the second half of 2012, the company is opening three new Bloomingdale’s Outlet stores and closing a Macy’s store in Santa Ana, CA, as previously announced.

Operating Income

Macy’s, Inc.’s operating income totaled $554 million or 9.1 percent of sales for the quarter ended July 28, 2012, compared with operating income of $506 million or 8.5 percent of sales for the same period last year.

For the first half of 2012, Macy’s, Inc.’s operating income totaled $945 million or 7.7 percent of sales, compared with operating income of $836 million or 7.1 percent of sales for the same period last year.

Cash Flow

Net cash provided by operating activities was $638 million in the first half of 2012, compared with $587 million in the first six months of last year. Net cash used by investing activities in the first half of 2012 was $393 million, compared with $222 million a year ago. Net cash used by financing activities in the first six months of 2012 was $1.468 billion, compared with $334 million in the first half of 2011. The increase in cash used by financing activities resulted primarily from the paydown of $460 million more in debt, the buyback of stock and the increased dividend.

The company repurchased approximately 10.6 million shares of its common stock for a total of approximately $374 million in the second quarter of 2012. In the fiscal year to date, the company repurchased approximately 16.0 million shares of its common stock for approximately $588 million. At July 28, 2012, the company had remaining authorization to repurchase up to approximately $764 million of its common stock. The company previously stated that it plans to repurchase at least $1 billion in shares in fiscal 2012 under its repurchase program.

Looking Ahead

The company is raising its earnings guidance for full-year 2012 to a range of $3.30 to $3.35 per diluted share, compared with previous guidance for earnings per diluted share of $3.25 to $3.30. Guidance for same-store sales in fiscal 2012 remains unchanged at an increase of approximately 3.7 percent.

Macy’s, Inc., with corporate offices in Cincinnati and New York, is one of the nation’s premier retailers, with fiscal 2011 sales of $26.4 billion. The company operates about 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s and Bloomingdale’s, as well as the macys.com and bloomingdales.com websites. The company also operates nine Bloomingdale’s Outlet stores.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom.
 A webcast of Macy's, Inc.'s call with analysts and investors will be held today (Aug. 8) at 10:30 a.m. (ET). Macy's, Inc.'s webcast is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call in on 1-888-812-8534, passcode 6437675. A replay of the conference call can be accessed on the website or by calling
 1-888-203-1112 (same passcode) about two hours after the conclusion of the call.)

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	13 Weeks Ended		13 Weeks Ended

       July 28, 2012

       July 30, 2011

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$ 6,118		$ 5,939

Cost of sales (Note 2)............................................	3,555	58.1%	3,457	58.2%

Gross margin..........................................................	2,563	41.9%	2,482	41.8%

Selling, general and administrative expenses..............	(2,009)	(32.8%)	(1,976)	(33.3%)

Operating income....................................................	554	9.1%	506	8.5%

Interest expense – net.............................................	(105)		(111)

Income before income taxes....................................	449		395

Federal, state and local income tax expense (Note 3)...	(170)		(154)

Net income.............................................................	$ 279		$ 241

Basic earnings per share..........................................	$ .68		$ .56

Diluted earnings per share........................................	$ .67		$ .55

Average common shares:
Basic................................................................	411.2		427.5
Diluted..............................................................	417.1		434.6

End of period common shares outstanding.................	404.3		427.4

Depreciation and amortization expense......................	$ 257		$ 268

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 13 weeks ended July 28, 2012 and July 30, 2011 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO method did not impact cost of sales for the 13 weeks ended July 28, 2012 or July 30, 2011.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Statements of Income (Unaudited) (Note 1)

(All amounts in millions except percentages and per share figures)

	26 Weeks Ended		26 Weeks Ended

       July 28, 2012

       July 30, 2011

$	% to

Net sales

$	% to

Net sales

Net sales................................................................	$12,261		$11,828

Cost of sales (Note 2)............................................	7,312	59.6%	7,043	59.5%

Gross margin..........................................................	4,949	40.4%	4,785	40.5%

Selling, general and administrative expenses.............	(4,004)	(32.7%)	(3,949)	(33.4%)

Operating income...................................................	945	7.7%	836	7.1%

Interest expense – net............................................	(217)		(227)

Income before income taxes...................................	728		609

Federal, state and local income tax expense (Note 3)...	(268)		(237)

Net income............................................................	$ 460		$ 372

Basic earnings per share.........................................	$ 1.11		$ .87

Diluted earnings per share.......................................	$ 1.09		$ .86

Average common shares:
Basic................................................................	414.1		426.3
Diluted..............................................................	420.7		432.3

End of period common shares outstanding................	404.3		427.4

Depreciation and amortization expense.....................	$ 513		$ 536

MACY’S, INC.

Consolidated Statements of Income (Unaudited)

Notes:

(1)  Because of the seasonal nature of the retail business, the results of operations for the 26 weeks ended July 28, 2012 and July 30, 2011 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.

(2)  Merchandise inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) retail inventory method.  Application of the LIFO method did not impact cost of sales for the 26 weeks ended July 28, 2012 or July 30, 2011.

(3)  Federal, state and local income taxes differ from the federal income tax statutory rate of 35%, principally because of the effect of state and local taxes, including the settlement of various tax issues and tax examinations.

MACY’S, INC.

Consolidated Balance Sheets (Unaudited)

(millions)

	July 28,	January 28,	July 30,
	2012	2012	2011
ASSETS:
Current Assets:
Cash and cash equivalents...............................	$ 1,604	$ 2,827	$ 1,495
Receivables....................................................	359	368	296
Merchandise inventories..................................	5,036	5,117	4,948
Prepaid expenses and other current assets........	387	465	383
Total Current Assets....................................	7,386	8,777	7,122

Property and Equipment - net..............................	8,291	8,420	8,506
Goodwill.............................................................	3,743	3,743	3,743
Other Intangible Assets - net...............................	580	598	618
Other Assets......................................................	565	557	519

Total Assets................................................	$ 20,565	$22,095	$ 20,508

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt...............................................	$ 313	$ 1,103	$ 914
Merchandise accounts payable.........................	1,895	1,593	1,956
Accounts payable and accrued liabilities............	2,078	2,788	2,002
Income taxes...................................................	158	371	119
Deferred income taxes.....................................	410	408	380
Total Current Liabilities.................................	4,854	6,263	5,371

Long-Term Debt.................................................	6,637	6,655	6,162
Deferred Income Taxes.......................................	1,134	1,141	1,337
Other Liabilities...................................................	2,037	2,103	1,675
Shareholders’ Equity............................................	5,903	5,933	5,963

Total Liabilities and Shareholders’ Equity.........	$ 20,565	$22,095	$ 20,508

Note: Certain reclassifications were made to prior year’s amounts to conform with the classifications of such amounts in the most recent years.

MACY’S, INC.

Consolidated Statements of Cash Flows (Unaudited)

(millions)

26 Weeks Ended

July 28, 2012

26 Weeks Ended

July 30, 2011

Cash flows from operating activities:
Net income...................................................................	$ 460	$ 372
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization..................................	513	536
Stock-based compensation expense..........................	31	37
Amortization of financing costs and premium on acquired debt........................................................	(7)	(8)
Changes in assets and liabilities:
Decrease in receivables.......................................	14	36
(Increase) decrease in merchandise inventories......	81	(190)
(Increase) decrease in prepaid expenses and other current assets........................................	60	(24)
Decrease in other assets not separately identified....	22	2
Increase in merchandise accounts payable..............	292	512
Decrease in accounts payable and accrued liabilities not separately identified.....................	(591)	(497)
Decrease in current income taxes........................	(213)	(64)
Increase (decrease) in deferred income taxes.......	(35)	96
Increase (decrease) in other liabilities not separately identified......................................	11	(221)
Net cash provided by operating activities.............	638	587

Cash flows from investing activities:
Purchase of property and equipment...............................	(310)	(164)
Capitalized software......................................................	(109)	(88)
Disposition of property and equipment.............................	23	6
Proceeds from insurance claims.....................................	-	6
Other, net.....................................................................	3	18
Net cash used by investing activities...................	(393)	(222)

Cash flows from financing activities:
Debt repaid...................................................................	(797)	(337)
Financing costs..............................................................	-	(8)
Dividends paid...............................................................	(165)	(64)
Decrease in outstanding checks......................................	(43)	(6)
Acquisition of treasury stock..........................................	(615)	(2)
Issuance of common stock.............................................	152	83
Net cash used by financing activities...................	(1,468)	(334)

Net increase (decrease) in cash and cash equivalents..........	(1,223)	31
Cash and cash equivalents at beginning of period................	2,827	1,464

Cash and cash equivalents at end of period.........................	$ 1,604	$ 1,495